iShares Inc
Transactions Effected Pursuant to Rule
10f-3
N-SAR Item 77(O)



Series
Issuer
Date of Offering
Date of Purchase
Underwriter From Whom Purchased
Affiliated Underwriter
Aggregage Principal Amount of Offering
Aggregate Principall Amount Purchased
Purchase Price Per Share (USD)
Total Commission Paid to Affiliate



53
Toll Brothers Finance Corp (2027)
06/07/17
06/07/17
SUNTRUST ROBINSON HUMPHREY, INC.
PNC
$150,000,000
$85,000
$103.66



53
United States Steel Corporation (2025)
08/01/17
08/01/17
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
PNC
$750,000,000
$150,000
$100.00



53
IPALCO Enterprises, Inc. (2024)
08/17/17
08/17/17
MORGAN STANLEY & CO LLC
PNC
$405,000,000
$30,000
$99.90



53
United Rentals (North America), Inc.
(2028)
09/08/17
09/08/17
MORGAN STANLEY & CO LLC
PNC
$750,000,000
$155,000
$100.25



53
United Rentals (North America), Inc.
(2025)
09/08/17
09/08/17
MORGAN STANLEY & CO LLC
PNC
$750,000,000
$80,000
$100.00



53
Gulfport Energy Corporation (2026)
10/05/17
10/05/17
J.P. MORGAN SECURITIES LLC
PNC
$450,000,000
$45,000
$100.00